For more information, contact:
Katharine Boyce
Acxiom Investor Relations
501-342-1321
investor.relations@acxiom.com
EACXM

ACXIOM ANNOUNCES THIRD QUARTER RESULTS

U.S. marketing and data services revenue up 4 percent

LITTLE ROCK, Ark. – January 30, 2013— Acxiom® Corporation (Nasdaq: ACXM), a recognized leader in marketing services and technology, today announced financial results for its third quarter ended December 31, 2012.

Revenue from continuing operations was $273 million, down 3 percent compared to $281 million for the prior-year period. Income from continuing operations increased 73 percent to $27 million in the current quarter, compared to $16 million in the prior year. Excluding unusual items, operating income for the quarter decreased 13 percent as compared to $31 million in the prior year. Marketing and data services revenue increased slightly to $190 million, compared to $187 million; U.S. marketing and data services revenue increased 4 percent to $160 million, compared to $155 million. As expected, IT infrastructure management revenue decreased 9 percent to $70 million in the current quarter compared to $77 million. Earnings per diluted share attributable to Acxiom stockholders were up 90 percent in the current quarter to $0.19, compared to diluted earnings per share in the prior-year quarter of $0.10. Diluted earnings per share decreased 14 percent as compared to $0.22, excluding unusual items in the prior-year quarter.

Operating cash flow was $132 million for the trailing twelve months, compared to $215 million for the comparable period a year ago. Free cash flow to equity increased slightly to $117 million for the trailing twelve months, compared to $115 million for the comparable period. Free cash flow to equity for the trailing twelve months included $73 million in proceeds from the sale of the company’s background screening business. Both operating cash flow and free cash flow to equity were down as a result of higher working capital and increased tax payments.  Free cash flow available to equity is a non-GAAP financial measure. A reconciliation to the comparable GAAP measure, operating cash flow, is attached.

“Revenue from our top 100 U.S. marketing and data services customers was up over 7 percent this quarter and up over 9 percent year to date,” said Acxiom CEO Scott Howe. “While we are pleased with this performance, we also recognize we have work to do in order to further expand our client base and reignite growth with our small and mid-tier customers.”

Third Quarter Highlights:

·
Acxiom continues to invest in its new digital products suite. During the quarter, the company released the following new products: InfoBase data for major ad platforms and over 1,500 predictive models for 10 major industry verticals. The company intends to hold a product briefing with investors on March 6 in New York City. The briefing will be presented by Dr. Phil Mui, key members of the engineering team and Nada Stirratt, the company’s Chief Revenue Officer.

·
Acxiom repurchased 1,040,000 shares for $18.3 million during the quarter. Since inception of the share repurchase program in August 2011, the company has repurchased 9.9 million shares, or approximately 12 percent of the outstanding common stock, for $131 million. The company has remaining capacity of approximately $19 million out of the total stock repurchase authorization of $150 million.

·
Acxiom announced its annual invitation-only client forum known as Engage to be held on March 6-8 in New York City. Over 200 top clients and prospects are registered to attend the conference which provides the opportunity for the world’s largest marketers to discuss case studies and new technologies. President Bill Clinton will deliver the keynote address and statistician Nate Silver will also be featured.

·
Acxiom appointed Dana Hayes, Jr. as Group VP of Partner Development. Hayes will lead efforts to build strategic partnerships and distribution relationships for global data driven marketing and advertising. He has more than 15 years of experience in digital media and marketing in leadership roles with companies such as weather.com and Tribune Company.

Segment Results:

·
Marketing and Data Services: Revenue for the third quarter increased slightly to $190 million, as compared to $187 million for the same period a year ago. U.S. revenue of $160 million increased 4 percent but was offset by declines internationally. Income from operations for the third quarter was $18 million, compared to $21 million in the prior period. Operating margin was 10 percent, compared to 11 percent in the previous year.

·
IT Infrastructure Management: Revenue for the third quarter decreased 9 percent to $70 million, compared to $77 million for the same period a year ago. Income from operations for the quarter was roughly flat at $10 million. Operating margin was approximately 14 percent, compared to 13 percent a year ago.

·	Other Services: Revenue was $13 million as compared to $16 million in the prior year. Loss from operations was roughly flat at $1 million.

Financial Guidance

The following projections are forward looking and are subject to certain risks and uncertainties that could cause actual results to differ materially as detailed in the Forward Looking Statements section of this press release. Our guidance does not take into account any unusual charges. Acxiom’s estimates for fiscal 2013 are as follows:

·
We expect revenue for the fiscal year to be down approximately 2.5 percent as compared to $1.131 billion in the prior year. The decline is projected primarily as a result of decreases in IT infrastructure management and international operations.

·	We now expect earnings per diluted share of up to $.73 as compared to our previous guidance of roughly $.70.

Conference Call

Acxiom will hold a conference call at 4:00 p.m. CST today to further discuss this information. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com. A slide presentation will be referenced during the call and can be accessed here.

Web Link to Financials

You may link to http://www.acxiom.com/FY13_Q3_Financials for the detailed financial information we typically attach to our earnings releases.

About Acxiom

Acxiom is a recognized leader in marketing services and technology that enable marketers to successfully manage audiences, personalize consumer experiences and create profitable customer relationships. Our superior industry-focused, consultative approach combines consumer data and analytics, databases, data integration and consulting solutions for personalized, multichannel marketing strategies. Acxiom leverages over 40 years of experience in data management to deliver high-performance, highly secure, reliable information management services. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, USA, and serves clients around the world from locations in the United States, Europe, Asia-Pacific, and South America. For more information about Acxiom, visit Acxiom.com.

Forward Looking Statements

This release and today’s conference call may contain forward-looking statements including, without limitation, statements regarding expected levels of revenue from continuing operations and earnings per share as well as statements regarding new product launches. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The following are factors, among others, that could cause actual results to differ materially from these forward-looking statements: the possibility that certain contracts may not generate the anticipated revenue or profitability or may not be closed within the anticipated time frames; the possibility that significant customers may experience extreme, severe economic difficulty or otherwise reduce the amount of business they do with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services to our clients, which could lead to decreases in our operating results; the possibility that we may not be able to attract, retain or motivate qualified technical, sales and leadership associates, or that we may lose key associates; the possibility that we may not be able to adequately adapt to rapidly changing computing environments, technologies and marketing practices; the possibility that we will not be able to continue to receive credit upon satisfactory terms and conditions; the possibility that negative changes in economic conditions in general or other conditions might lead to a reduction in demand for our products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the company; the possibility that the historical seasonality of our business may change; the possibility that we will not be able to achieve cost reductions and avoid unanticipated costs; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that unusual charges may be incurred; the possibility that changes in accounting pronouncements may occur and may impact these forward-looking statements; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that we could experience loss of data center capacity or interruption of telecommunication links; the possibility that new laws may be enacted which limit our ability to provide services to our clients and/or which limit the use of data; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption “Item 1A, RISK FACTORS” in our Annual Report on Form 10-K for the year ended March 31, 2012, which was filed with the Securities and Exchange Commission on May 25, 2012.

With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended
	December 31,
			$	%
	2012	2011	Variance	Variance

Revenue:
Marketing and data services	190,138	187,461	2,677	1.4%
IT Infrastructure management services	69,916	77,173	(7,257)	(9.4%)
Other services	13,048	16,259	(3,211)	(19.7%)
Total revenue	273,102	280,893	(7,791)	(2.8%)

Operating costs and expenses:
Cost of revenue	209,027	213,925	4,898	2.3%
Selling, general and administrative	37,303	36,318	(985)	(2.7%)
Impairment of goodwill and other intangibles	-	17,803	17,803	100.0%
Gains, losses and other items, net	(126)	(2,671)	2,545	95.3%

Total operating costs and expenses	246,204	265,375	19,171	7.2%

Income from operations	26,898	15,518	11,380	73.3%
% Margin	9.8%	5.5%
Other income (expense):
Interest expense	(3,178)	(3,883)	705	18.2%
Other, net	565	(98)	663	676.5%

Total other income (expense)	(2,613)	(3,981)	1,368	34.4%

Earnings from continuing operations before income taxes	24,285	11,537	12,748	110.5%

Income taxes	9,836	9,700	(136)	(1.4%)

Net earnings from continuing operations	14,449	1,837	12,612	686.6%

Earnings from discontinued operations, net of tax	-	814	(814)	(100.0%)

Net earnings	14,449	2,651	11,798	445.0%

Less: Net loss attributable to noncontrolling interest	(76)	(5,279)	5,203	98.6%

Net earnings attributable to Acxiom	14,525	7,930	6,595	83.2%

Basic earnings per share:
Net earnings from continuing operations	0.19	0.02	0.17	850.0%
Earnings from discontinued operations	0.00	0.01	(0.01)	(100.0%)
Net earnings	0.19	0.03	0.16	533.3%

Net earnings attributable to Acxiom stockholders	0.20	0.10	0.10	100.0%

Diluted earnings per share:
Net earnings from continuing operations	0.19	0.02	0.17	850.0%
Earnings from discontinued operations	0.00	0.01	(0.01)	(100.0%)
Net earnings	0.19	0.03	0.16	533.3%

Net earnings attributable to Acxiom stockholders	0.19	0.10	0.09	90.0%

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Nine Months Ended
	December 31,
			$	%
	2012	2011	Variance	Variance

Revenue:
Marketing and data services	570,286	568,314	1,972	0.3%
IT Infrastructure management services	210,267	223,935	(13,668)	(6.1%)
Other services	41,675	51,120	(9,445)	(18.5%)
Total revenue	822,228	843,369	(21,141)	(2.5%)

Operating costs and expenses:
Cost of revenue	628,239	649,701	21,462	3.3%
Selling, general and administrative	111,393	112,554	1,161	1.0%
Impairment of goodwill and other intangibles	-	17,803	17,803	100.0%
Gains, losses and other items, net	66	38	(28)	(73.7%)

Total operating costs and expenses	739,698	780,096	40,398	5.2%

Income from operations	82,530	63,273	19,257	30.4%
% Margin	10.0%	7.5%
Other income (expense):
Interest expense	(9,735)	(14,057)	4,322	30.7%
Other, net	(36)	(1,150)	1,114	96.9%

Total other income (expense)	(9,771)	(15,207)	5,436	35.7%

Earnings from continuing operations before income taxes	72,759	48,066	24,693	51.4%

Income taxes	28,739	25,291	(3,448)	(13.6%)

Net earnings from continuing operations	44,020	22,775	21,245	93.3%

Earnings from discontinued operations, net of tax	-	2,868	(2,868)	(100.0%)

Net earnings	44,020	25,643	18,377	71.7%

Less: Net loss attributable to noncontrolling interest	(349)	(5,554)	5,205	93.7%

Net earnings attributable to Acxiom	44,369	31,197	13,172	42.2%

Basic earnings per share:
Net earnings from continuing operations	0.59	0.28	0.31	110.7%
Earnings from discontinued operations	0.00	0.04	(0.04)	(100.0%)
Net earnings	0.59	0.32	0.27	84.4%

Net earnings attributable to Acxiom stockholders	0.59	0.39	0.20	51.3%

Diluted earnings per share:
Net earnings from continuing operations	0.57	0.28	0.29	103.6%
Earnings from discontinued operations	0.00	0.04	(0.04)	(100.0%)
Net earnings	0.57	0.32	0.25	78.1%

Net earnings attributable to Acxiom stockholders	0.58	0.39	0.19	48.7%

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended		For the Nine Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Earnings from continuing operations before income taxes	24,285	11,537	72,759	48,066

Income taxes	9,836	9,700	28,739	25,291

Net earnings from continuing operations	14,449	1,837	44,020	22,775

Earnings from discontinued operations, net of tax	-	814	-	2,868

Net earnings	14,449	2,651	44,020	25,643

Less: Net earnings (loss) attributable to noncontrolling interest	(76)	(5,279)	(349)	(5,554)

Net earnings attributable to Acxiom	14,525	7,930	44,369	31,197

Earnings per share attributable to Acxiom stockholders:

Basic	0.20	0.10	0.59	0.39

Diluted	0.19	0.10	0.58	0.39

Unusual items:

MENA disposal	-	-	-	2,512
Impairment of goodwill and other intangibles	-	17,803	-	17,803
Adjustment of earnout liability	-	(2,598)	-	(2,598)
Other adjustments	(126)	(73)	66	124

Total unusual items	(126)	15,132	66	17,841

Earnings from continuing operations before income taxes
and excluding unusual items	24,159	26,669	72,825	65,907

Income taxes	9,760	10,649	28,764	26,341

Non-GAAP earnings from continuing operations	14,399	16,020	44,061	39,566

Earnings from discontinued operations, net of tax	-	814	-	2,868

Non-GAAP net earnings	14,399	16,834	44,061	42,434

Less: Net earnings (loss) attributable to noncontrolling interest	(76)	(231)	(349)	(1,371)

Non-GAAP Net earnings attributable to Acxiom	14,475	17,065	44,410	43,805

Non-GAAP earnings per share attributable to Acxiom stockholders:

Basic	0.20	0.22	0.59	0.55

Diluted	0.19	0.22	0.58	0.54

Diluted weighted average shares	75,878	79,020	76,987	80,877

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended		For the Nine Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Income from operations	26,898	15,518	82,530	63,273

Unusual items	(126)	15,132	66	17,841

Income from operations before unusual items	26,772	30,650	82,596	81,114

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Three Months Ended

	December 31,	December 31,
	2012	2011

Basic earnings per share from continuing operations:
Numerator - net earnings	14,449	1,837
Denominator - weighted-average shares outstanding	74,103	78,189
Basic earnings per share	0.19	0.02

Basic earnings per share - net earnings attributable to Acxiom stockholders:
Numerator - net earnings attributable to Acxiom	14,525	7,930
Denominator - weighted-average shares outstanding	74,103	78,189
Basic earnings per share - net earnings attributable to Acxiom stockholders	0.20	0.10

Diluted earnings per share from continuing operations:
Numerator - net earnings	14,449	1,837
Denominator - weighted-average shares outstanding	74,103	78,189
Dilutive effect of common stock options, warrants and restricted stock	1,775	831
	75,878	79,020

Diluted earnings per share from continuing operations	0.19	0.02

Diluted earnings per share - net earnings attributable to Acxiom stockholders:
Numerator - net earnings attributable to Acxiom	14,525	7,930
Denominator - weighted-average shares outstanding	74,103	78,189
Dilutive effect of common stock options, warrants, and restricted stock	1,775	831
	75,878	79,020

Diluted earnings per share - net earnings attributable to Acxiom stockholders	0.19	0.10

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Nine Months Ended

	December 31,	December 31,
	2012	2011

Basic earnings per share from continuing operations:
Numerator - net earnings	44,020	22,775
Denominator - weighted-average shares outstanding	75,195	80,039
Basic earnings per share	0.59	0.28

Basic earnings per share - net earnings attributable to Acxiom stockholders:
Numerator - net earnings attributable to Acxiom	44,369	31,197
Denominator - weighted-average shares outstanding	75,195	80,039
Basic earnings per share - net earnings attributable to Acxiom stockholders	0.59	0.39

Diluted earnings per share from continuing operations:
Numerator - net earnings	44,020	22,775
Denominator - weighted-average shares outstanding	75,195	80,039
Dilutive effect of common stock options, warrants and restricted stock	1,792	838
	76,987	80,877

Diluted earnings per share from continuing operations	0.57	0.28

Diluted earnings per share - net earnings attributable to Acxiom stockholders:
Numerator - net earnings attributable to Acxiom	44,369	31,197
Denominator - weighted-average shares outstanding	75,195	80,039
Dilutive effect of common stock options, warrants, and restricted stock	1,792	838
	76,987	80,877

Diluted earnings per share - net earnings attributable to Acxiom stockholders	0.58	0.39

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	December 31,	December 31,
Revenue:	2012	2011

Marketing and data services	190,138	187,461
IT Infrastructure management services	69,916	77,173
Other services	13,048	16,259

Total revenue	273,102	280,893

Income from continuing operations:

Marketing and data services	17,971	21,388
IT Infrastructure management services	9,622	9,795
Other services	(821)	(533)
Corporate	126	(15,132)

Total income from continuing operations	26,898	15,518

Margin:

Marketing and data services	9.5%	11.4%
IT Infrastructure management services	13.8%	12.7%
Other services	-6.3%	-3.3%

Total margin	9.8%	5.5%

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Nine Months Ended

	December 31,	December 31,
Revenue:	2012	2011

Marketing and data services	570,286	568,314
IT Infrastructure management services	210,267	223,935
Other services	41,675	51,120

Total revenue	822,228	843,369

Income from operations:

Marketing and data services	59,277	65,726
IT Infrastructure management services	26,973	19,133
Other services	(3,654)	(3,745)
Corporate	(66)	(17,841)

Total income from operations	82,530	63,273

Margin:

Marketing and data services	10.4%	11.6%
IT Infrastructure management services	12.8%	8.5%
Other services	-8.8%	-7.3%

Total margin	10.0%	7.5%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	December 31,	March 31,	$	%
	2012	2012	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	186,220	229,648	(43,428)	(18.9%)
Trade accounts receivable, net	182,457	169,446	13,011	7.7%
Deferred income taxes	15,082	15,107	(25)	(0.2%)
Other current assets	52,750	57,804	(5,054)	100.0%

Total current assets	436,509	472,005	(35,496)	(7.5%)

Property and equipment	811,416	913,073	(101,657)	(11.1%)
Less - accumulated depreciation and amortization	579,642	659,700	(80,058)	(12.1%)

Property and equipment, net	231,774	253,373	(21,599)	(8.5%)

Software, net of accumulated amortization	19,491	13,211	6,280	47.5%
Goodwill	382,704	382,285	419	0.1%
Purchased software licenses, net of accumulated amortization	21,583	25,294	(3,711)	(14.7%)
Deferred costs, net	47,211	61,977	(14,766)	(23.8%)
Data acquisition costs	11,540	15,009	(3,469)	(23.1%)
Other assets, net	2,831	3,697	(866)	(23.4%)

	1,153,643	1,226,851	(73,208)	(6.0%)

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	19,814	26,336	6,522	24.8%
Trade accounts payable	19,873	31,030	11,157	36.0%
Accrued payroll and related expenses	47,041	54,839	7,798	14.2%
Other accrued expenses	73,696	77,062	3,366	4.4%
Deferred revenue	47,389	59,949	12,560	21.0%
Income taxes	3,229	16,400	13,171	80.3%

Total current liabilities	211,042	265,616	54,574	20.5%

Long-term debt	240,774	251,886	11,112	4.4%

Deferred income taxes	86,614	93,039	6,425	6.9%

Other liabilities	4,178	4,455	277	6.2%

Stockholders' equity:
Common stock	12,108	12,003	105	0.9%
Additional paid-in capital	877,619	860,165	17,454	2.0%
Retained earnings	580,728	536,359	44,369	8.3%
Accumulated other comprehensive income	14,714	13,601	1,113	8.2%
Treasury stock, at cost	(873,893)	(810,381)	(63,512)	7.8%
Total Acxiom stockholders' equity	611,276	611,747	(471)	(0.1%)
Noncontrolling interest	(241)	108	(349)	(323.1%)

Total equity	611,035	611,855	(820)	(0.1%)

	1,153,643	1,226,851	(73,208)	(6.0%)

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	December 31,

	2012	2011

Cash flows from operating activities:
Net earnings	14,449	2,651
Non-cash operating activities:
Depreciation and amortization	29,363	32,986
Gain on disposal or impairment of assets	-	(2,710)
Impairment of goodwill and other intangibles	-	17,803
Deferred income taxes	(2,962)	1,404
Non-cash stock compensation expense	3,103	1,710
Changes in operating assets and liabilities:
Accounts receivable	(15,867)	6,913
Other assets	5,492	4,390
Deferred costs	(326)	(1,048)
Accounts payable and other liabilities	5,525	1,320
Deferred revenue	(234)	17,121
Net cash provided by operating activities	38,543	82,540
Cash flows from investing activities:
Capitalized software	(5,443)	(1,647)
Capital expenditures	(10,260)	(14,436)
Data acquisition costs	(2,766)	(3,999)
Payments received from investments	-	370
Net cash used by investing activities	(18,469)	(19,712)
Cash flows from financing activities:
Payments of debt	(6,252)	(31,993)
Sale of common stock	2,128	4,500
Acquisition of treasury stock	(18,256)	(8,727)
Net cash used by financing activities	(22,380)	(36,220)
Effect of exchange rate changes on cash	122	142

Net change in cash and cash equivalents	(2,184)	26,750
Cash and cash equivalents at beginning of period	188,404	119,113
Cash and cash equivalents at end of period	186,220	145,863

Supplemental cash flow information:
Cash paid during the period for:
Interest	3,178	4,160
Income taxes	12,104	9,784
Payments on capital leases and installment payment arrangements	4,002	4,709
Payments on software and data license liabilities	78	125
Other debt payments, excluding line of credit	2,172	2,159
Prepayment of debt	-	25,000
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	-	4,042

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Nine Months Ended

	December 31,

	2012	2011

Cash flows from operating activities:
Net earnings	44,020	25,643
Non-cash operating activities:
Depreciation and amortization	89,594	103,240
Loss on disposal or impairment of assets	25	183
Impairment of goodwill and other intangibles	-	17,803
Deferred income taxes	(6,428)	2,539
Non-cash stock compensation expense	8,906	6,910
Changes in operating assets and liabilities:
Accounts receivable	(13,925)	(2,763)
Other assets	756	(202)
Deferred costs	(1,600)	(1,879)
Accounts payable and other liabilities	(32,607)	7,391
Deferred revenue	(12,830)	14,143
Net cash provided by operating activities	75,911	173,008
Cash flows from investing activities:
Disposition of operations	-	(1,043)
Capitalized software	(13,190)	(3,167)
Capital expenditures	(21,976)	(39,147)
Data acquisition costs	(6,464)	(8,549)
Payments from investments	-	370
Net cash paid in acquisitions	-	(255)
Net cash used by investing activities	(41,630)	(51,791)
Cash flows from financing activities:
Payments of debt	(19,790)	(145,768)
Sale of common stock	7,863	7,318
Acquisition of treasury stock	(65,356)	(42,827)
Contingent consideration paid for prior acquisitions	(287)	(326)
Net cash used by financing activities	(77,570)	(181,603)
Effect of exchange rate changes on cash	(139)	(724)

Net change in cash and cash equivalents	(43,428)	(61,110)
Cash and cash equivalents at beginning of period	229,648	206,973
Cash and cash equivalents at end of period	186,220	145,863

Supplemental cash flow information:
Cash paid during the period for:
Interest	9,678	15,491
Income taxes	48,268	15,171
Payments on capital leases and installment payment arrangements	12,948	13,687
Payments on software and data license liabilities	337	616
Other debt payments, excluding line of credit	6,505	6,465
Prepayment of debt	-	125,000
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	2,157	8,733

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW AVAILABLE TO EQUITY
AND RECONCILIATION TO OPERATING CASH FLOW
(Unaudited)
(Dollars in thousands)

	06/30/11	09/30/11	12/31/11	03/31/12	FY2012	06/30/12	09/30/12	12/31/12	YTD FY2013	TTM 12/31/11	TTM 12/31/12

Net cash provided (used) by operating activities	32,754	57,714	82,540	56,443	229,451	(1,867)	39,235	38,543	75,911	215,043	132,354

Less:
Disposition of operations	-	(1,043)	-	73,468	72,425	-	-	-	-	(1,043)	73,468
Capitalized software	(529)	(991)	(1,647)	(2,095)	(5,262)	(3,673)	(4,074)	(5,443)	(13,190)	(4,130)	(15,285)
Capital expenditures	(12,577)	(12,134)	(14,436)	(12,444)	(51,591)	(3,538)	(8,178)	(10,260)	(21,976)	(51,360)	(34,420)
Data acquisition costs	(2,776)	(1,774)	(3,999)	(3,763)	(12,312)	(2,302)	(1,396)	(2,766)	(6,464)	(11,199)	(10,227)
Payments on capital leases and installment payment arrangements	(4,794)	(4,184)	(4,709)	(4,644)	(18,331)	(4,562)	(4,384)	(4,002)	(12,948)	(18,939)	(17,592)
Payments on software and data license liabilities	(367)	(124)	(125)	(2,300)	(2,916)	(129)	(130)	(78)	(337)	(4,755)	(2,637)
Other required debt payments	(2,151)	(2,155)	(2,159)	(2,164)	(8,629)	(2,165)	(2,168)	(2,172)	(6,505)	(8,619)	(8,669)

Total	9,560	35,309	55,465	102,501	202,835	(18,236)	18,905	13,822	14,491	114,998	116,992

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

										Q3 FY13 to Q3 FY12
	06/30/11	09/30/11	12/31/11	03/31/12	FY2012	06/30/12	09/30/12	12/31/12	YTD FY2013%		$
Revenue:
Marketing and data services	184,996	195,857	187,461	203,400	771,714	185,739	194,409	190,138	570,286	1.4%	2,677
IT Infrastructure management services	73,050	73,712	77,173	67,590	291,525	70,290	70,061	69,916	210,267	-9.4%	(7,257)
Other services	17,998	16,863	16,259	16,265	67,385	15,630	12,997	13,048	41,675	-19.7%	(3,211)
Total revenue	276,044	286,432	280,893	287,255	1,130,624	271,659	277,467	273,102	822,228	-2.8%	(7,791)

Operating costs and expenses:
Cost of revenue	218,289	217,487	213,925	213,788	863,489	209,326	209,886	209,027	628,239	-2.3%	(4,898)
Selling, general and administrative	36,807	39,429	36,318	38,577	151,131	36,749	37,341	37,303	111,393	2.7%	985
Impairment of goodwill and other intangibles	-	-	17,803	-	17,803	-	-	-	-		(17,803)
Gains, losses and other items, net	244	2,465	(2,671)	12,600	12,638	160	32	(126)	66	-95.3%	2,545

Total operating costs and expenses	255,340	259,381	265,375	264,965	1,045,061	246,235	247,259	246,204	739,698	-7.2%	(19,171)

Income from operations	20,704	27,051	15,518	22,290	85,563	25,424	30,208	26,898	82,530	73.3%	11,380
% Margin	7.5%	9.4%	5.5%	7.8%	7.6%	9.4%	10.9%	9.8%	10.0%
Other expense
Interest expense	(5,455)	(4,719)	(3,883)	(3,391)	(17,448)	(3,240)	(3,317)	(3,178)	(9,735)	18.2%	705
Other, net	(87)	(965)	(98)	(219)	(1,369)	(547)	(54)	565	(36)	676.5%	663
Total other expense	(5,542)	(5,684)	(3,981)	(3,610)	(18,817)	(3,787)	(3,371)	(2,613)	(9,771)	34.4%	1,368

Earnings from continuing operations before income taxes	15,162	21,367	11,537	18,680	66,746	21,637	26,837	24,285	72,759	110.5%	12,748
Income taxes	6,063	9,528	9,700	3,838	29,129	8,438	10,465	9,836	28,739	1.4%	136

Net earnings from continuing operations	9,099	11,839	1,837	14,842	37,617	13,199	16,372	14,449	44,020	686.6%	12,612

Earnings from discontinued operations, net of tax	916	1,138	814	31,031	33,899	-	-	-	-	-100.0%	(814)

Net earnings	10,015	12,977	2,651	45,873	71,516	13,199	16,372	14,449	44,020	445.0%	11,798

Less: Net earnings (loss) attributable
to noncontrolling interest	(960)	685	(5,279)	(193)	(5,747)	(134)	(139)	(76)	(349)	-98.6%	5,203

Net earnings attributable to Acxiom	10,975	12,292	7,930	46,066	77,263	13,333	16,511	14,525	44,369	83.2%	6,595

Diluted earnings per share - net earnings attributable
to Acxiom stockholders	0.13	0.15	0.10	0.58	0.96	0.17	0.21	0.19	0.58	90.0%	0.09

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

										Q3 FY13 to Q3 FY12
	06/30/11	09/30/11	12/31/11	03/31/12	FY2012	06/30/12	09/30/12	12/31/12	YTD FY2013%		$

Revenue:

Marketing and data services	184,996	195,857	187,461	203,400	771,714	185,739	194,409	190,138	570,286	1%	2,677
IT Infrastructure management services	73,050	73,712	77,173	67,590	291,525	70,290	70,061	69,916	210,267	-9%	(7,257)
Other services	17,998	16,863	16,259	16,265	67,385	15,630	12,997	13,048	41,675	-20%	(3,211)

Total revenue	276,044	286,432	280,893	287,255	1,130,624	271,659	277,467	273,102	822,228	-3%	(7,791)

Income (loss) from operations:

Marketing and data services	17,260	27,078	21,388	30,094	95,820	17,975	23,331	17,971	59,277	-16%	(3,417)
IT Infrastructure management services	4,247	5,091	9,795	5,855	24,988	8,831	8,520	9,622	26,973	-2%	(173)
Other services	(559)	(2,653)	(533)	(1,059)	(4,804)	(1,222)	(1,611)	(821)	(3,654)	54%	(288)
Corporate	(244)	(2,465)	(15,132)	(12,600)	(30,441)	(160)	(32)	126	(66)	-101%	15,258

Total income from operations	20,704	27,051	15,518	22,290	85,563	25,424	30,208	26,898	82,530	73%	11,380

Margin:

Marketing and data services	9.3%	13.8%	11.4%	14.8%	12.4%	9.7%	12.0%	9.5%	10.4%
IT Infrastructure management services	5.8%	6.9%	12.7%	8.7%	8.6%	12.6%	12.2%	13.8%	12.8%
Other services	-3.1%	-15.7%	-3.3%	-6.5%	-7.1%	-7.8%	-12.4%	-6.3%	-8.8%

Total	7.5%	9.4%	5.5%	7.8%	7.6%	9.4%	10.9%	9.8%	10.0%